CASH ESCROW AGREEMENT

         CASH ESCROW AGREEMENT, dated as of September 25, 1996 (this "AGREEMENT"), by and among RAYMOND R. SEARS, having an address at 2387 Rutland Road, Davidsonville, Maryland 21035 ("RS") and DONALD L. SEARS, having an address at 2387 Rutland Road, Davidson, Maryland 21035 ("DS"), HENRY BACHMAN, having an address at c/o F. Michael Grace, 300 Frederick Road, Catonsville, Maryland 21228 ("HB") (DS, HB and RS are collectively referred to herein as "Seller"), FAMILY GOLF CENTERS, INC., a Delaware corporation having an address at 225 Broadhollow Road, Suite 106E, Melville, New York 11747 ("PURCHASER"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, incorporated under the laws of the United States of America with executive offices at 2 Broadway, New York, New York 10004 (together with its successors, the "ESCROW AGENT").

                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution hereof, Seller and Purchaser are consummating the transactions contemplated by the Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), between Seller and Purchaser;

         WHEREAS, pursuant to the Purchase Agreement, Purchaser is required to deposit $100,000 into an escrow account to be maintained by Escrow Agent to be held against any claims for indemnity under Article 10 of the Purchase Agreement; and

         WHEREAS, this is the Escrow Agreement referred to in the Purchase Agreement. Capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

         NOW, THEREFORE, it is agreed as follows:

1.       ESCROW.

         1.01 APPOINTMENT OF ESCROW AGENT.

        (a) Seller and Purchaser hereby appoint Escrow Agent, and Escrow Agent hereby agrees to serve, as Escrow Agent in accordance with, and pursuant to, this Agreement.

         (b) Escrow Agent shall establish at Chemical Bank a separate Federally insured, interest bearing account (the "ESCROW ACCOUNT") for any amounts received by it hereunder.

         (c) All monies, including interest thereon, held by Escrow Agent in the Escrow Account pursuant to the terms hereof shall be hereinafter referred to as the "ESCROWED FUNDS".

         (d) RS's social security number is _____________. DS's social security number is _____________. HB's Social Security No. is
#________________. RS, DS and HB shall each be jointly and severally responsible for the payment of any income taxes payable in connection with any interest earned in the Escrow Account.

         1.02 OPERATION OF ESCROW ACCOUNT. The parties hereto agree that the Escrow Account shall operate as follows:

            (a) Simultaneously with the execution and delivery hereof, Purchaser shall deliver or cause to be delivered to Escrow Agent $100,000. Escrow Agent shall hold such amount as Escrowed Funds in the Escrow Account.

            (b) At any time prior to the first anniversary of the Closing Date, Purchaser shall be entitled to give a notice to Escrow Agent, signed by Purchaser's President or any Vice President (with a copy to Seller), to the effect that there has been an event entitling Purchaser to indemnification from Seller pursuant to the Purchase Agreement, which notice shall specify the amounts owed by Seller pursuant to the Purchase Agreement, the calculation of such amounts and the basis therefor.

            (c) Twenty (20) days after Escrow Agent has received a notice pursuant to Section 1.02(b) hereof (or, if not a business day, on the next business day following such twentieth day) Escrow Agent shall deliver to Purchaser such portion of the Escrowed Funds as is specified in such notice unless Seller shall have notified Escrow Agent (with a copy to Purchaser) in writing before such date that Seller disagrees with Purchaser's determination that Purchaser is entitled to indemnification with respect to the Purchase Agreement, which notice shall be set forth in reasonable detail the basis for such disagreement.

            (d) Should any dispute arise with respect to the delivery, ownership, or right of possession of any of the Escrowed Funds, Escrow Agent, as more fully set forth in Section 3.11 hereof, is authorized and directed to retain in its possession without liability to anyone all or any part of the Escrowed Funds until such dispute shall have been settled either by mutual agreement by the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, and may, in its discretion, deposit such Escrowed Funds with a court of competent jurisdiction in the United States of America and be relieved of any and all liability to any of the parties hereto upon such deposit.

         1.03 DISTRIBUTION OF ESCROWED FUNDS. Unless a notice under Section 1.02(b) hereof has been given and Escrowed Funds in satisfaction of such notice have not been delivered to Purchaser, either because the 20-day period has not yet run out or because a dispute relating to the claim made by such notice is then pending, the Escrowed Funds or such portion of them as at the time remains in escrow, together with all dividends and distributions received by Escrow Agent with respect thereto, shall be returned to Seller on the first anniversary of the Closing Date. Any funds returned to Seller shall be paid 50% to RS, 25% to DS and 25% to HB.

         1.04 TERMINATION OF ESCROW ACCOUNT. This Agreement and the Escrow Account will terminate at 5:00 P.M., New York City local time, on the date on which all of the Escrowed Funds contained in the Escrow Account shall be distributed as set forth above.

2. NOTICES.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) over-night delivery with proper postage prepaid, and addressed as follows:

         If to Purchaser to:

         225 Broadhollow Road
         Melville, New York 11747
         Attention: Dominic Chang, President
         Telephone: (516) 694-1666
         Facsimile: (516) 694-0918

         If to RS to:

         Raymond L. Sears
         2387 Rutland Road
         Davidsonville, Maryland 21035
         Telephone:
         Facsimile:

         If to DS to:

         Donald L. Sears
         2387 Rutland Road
         Davidsonville, Maryland 21035

         If to HB to:

         Henry Bachman
         c/o F. Michael Grace
         300 Frederick Road
         Catonsville, Maryland 21228
         Telephone:
         Facsimile:

         with, in the case of RS, DS and HB, a copy to:

         Smith, Sommerville & Case, L.L.C.
         100 Light Street
         Baltimore, Maryland 21202
         Attention: Douglas Worrell, Esq.
         Telephone: (410) 727-1164
         Facsimile: (410) 385-8060

         If to Escrow Agent, to:

         2 Broadway
         New York, New York 10004
         Telephone: (212) 509-4000
         Facsimile: (212) 509-5150

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as otherwise provided herein, no notice or communication shall be effective until received. A notice by and of RS, DS or HB shall constitute notice on behalf of Seller.

3. CONCERNING ESCROW AGENT.

         To induce Escrow Agent to act hereunder, it is further agreed by each of Seller and Purchaser that:

         3.01 Escrow Agent shall not be under any duty to give the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

         3.02 This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

         3.03 Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds, or any loss of interest incident to any such delays. This
Section 3.03 shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

         3.04 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         3.05 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

         3.06 Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder, but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. This Section 3.06 shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

         3.07 Escrow Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other documents or instrument held by, or delivered to, it.

         3.08 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         3.09 Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by Purchaser and Seller or at any time may resign by giving written notice to such effect to Purchaser and Seller. Upon any such termination or resignation, Escrow Agent shall deliver the Escrowed Funds to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of Escrow Agent shall take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day that is thirty (30) days after the date of delivery: (i) to Escrow Agent of the other parties' notice of termination or (ii) to the other parties hereto of Escrow Agent's written notice of resignation. If at that time Escrow Agent has not received a designation of a successor escrow agent, Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Funds safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

         3.10 Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

         3.11 In the event of any disagreement among or between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Funds, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrowed Funds until Escrow Agent shall have received
(a) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds or (b) a written agreement executed by the other parties hereto directing delivery of the Escrowed Funds, in which event Escrow Agent shall disburse the Escrowed Funds in accordance with such order or agreement. Any court order referred to in (a) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that said court order is final and non-appealable. Escrow Agent shall act on such court order and legal opinions without further question.

         3.12 As consideration for its agreement to act as Escrow Agent as herein described, Purchaser shall pay the Escrow Agent's fees determined in accordance with the terms set forth on Exhibit A hereto (and made a part of this Escrow Agreement as if herein set forth). In addition, Purchaser and Seller agree to reimburse Escrow Agent (on a 50/50 basis) for all reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses, and disbursements of its counsel).

         3.13 No publicly distributed material or other matter in any language (including, without limitation, notices and reports) which mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

4. MISCELLANEOUS.

         4.01 BINDING EFFECT. This Escrow Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs, administrators, and representatives, and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in Section
3.09 hereof with respect to the termination of, or resignation by, Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

         4.02 CHOICE OF LAW. This Agreement shall be construed in accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

         4.03 MODIFICATION. This Agreement may only be modified by a writing signed by all of the parties hereto.

         4.04 HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

         4.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

                                       FAMILY GOLF CENTERS, INC.



                                       By: __________________________________
                                           Name: Robert Krause
                                           Title: Vice President


                                       --------------------------------------
                                       RAYMOND R. SEARS



                                       --------------------------------------
                                       DONALD L. SEARS



                                       --------------------------------------
                                       HENRY BACHMAN



                                       CONTINENTAL STOCK TRANSFER & TRUST
                                       COMPANY



                                        By: __________________________________
                                            Name:
                                            Title: